UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

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Airgas, Inc.
(Name of Registrant as Specified in Its Charter)

Air Products Distribution, Inc.
Air Products and Chemicals, Inc.
(Name of Persons Filing Proxy Statement, if Other than Registrant)

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A Message from John McGlade, Airgas Proxy Notification, 13 May 2010

I want to provide you the latest update in our offer to acquire Airgas, which I was unable to share with you during yesterday’s Chairman’s Talk since it wasn’t yet public.  Today, we’ve taken the next step towards successfully completing this transaction by nominating three independent and highly qualified nominees to stand for election to Airgas’ Board of Directors at Airgas’ 2010 annual meeting. By doing so, we are providing Airgas shareholders a real voice, through their votes, as to whether the Airgas Board should engage with us. This important step is consistent with our commitment to bringing our offer to a conclusion as soon as possible.

Our nominees for election to the Airgas Board are John P. Clancey, Robert L. Lumpkins and Ted B. Miller, Jr.:

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John P. Clancey has more than 22 years of experience as both CEO and Chairman of complex international businesses, and 16 years of experience serving on the boards of large public companies across a range of industries.  He is currently Chairman Emeritus of Maersk Inc. and Maersk Line Limited, a division of the A.P. Moller - Maersk Group, one of the world’s largest shipping companies and the former Chief Executive Officer and President of Sea-Land Service, Inc.

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Robert L. Lumpkins has more than 40 years of significant operational, management, financial and governance experience from a variety of positions in major international corporations, covering both developed and emerging countries, and service on public company boards in a wide range of industries.  He is currently the Chairman of the board of directors of The Mosaic Company, a producer and marketer of crop and animal nutrition products and services, a position he has held since the creation of the company in October 2004. Mr. Lumpkins is former vice chairman and chief financial officer of Cargill Inc., a commodity trading and processing company.

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Ted B. Miller, Jr. has extensive executive, financial and governance experience as a founder, significant shareholder, executive officer and director of both start-up companies and large public companies.  Mr. Miller is the former Chairman and Chief Executive Officer of Crown Castle International Corp., a wireless communications company he founded in 1995 that currently has an equity market capitalization in excess of $10 billion. We are confident that if elected, these three individuals will be committed to acting in the best interests of all Airgas shareholders and will give our offer for Airgas the consideration it deserves.

We are also seeking Airgas shareholder support for three additional proposals, all of which will help ensure that the current Airgas Board will not be able to continue to ignore the interests of their own shareholders. In summary, these proposals would limit the ability of the Airgas Board to re-seat directors not elected by the shareholders; require future Airgas annual meetings to be held in January, with next year’s annual meeting held on January 18, 2011; and repeal any new amendments to Airgas’ bylaws adopted by the Airgas Board before the 2010 annual meeting without shareholder approval.

All of our shareholder proposals will be voted on at Airgas’ 2010 annual meeting, which Airgas has stated it expects to hold on or before September 17, 2010.

We continue to believe that only through a combination with Air Products can Airgas, and its shareholders, realize the certain, immediate and substantial value of our cash offer. Our all-cash offer of $60.00 per share, a 38 percent premium above their last trading value prior to the offer, remains on the table, and we will continue to take all necessary measures to complete this deal.

As promised, we will continue to keep you informed as new developments occur. You can look for these on CorpNEWS as they happen. For more information regarding this transaction, including full biographical information on our director candidates, I encourage you to visit www.airproducts.com/airgasoffer.

John McGlade

ADDITIONAL INFORMATION
On February 11, 2010, Air Products Distribution, Inc. (“Purchaser”), a wholly owned subsidiary of Air Products and Chemicals, Inc. (“Air Products”), commenced a cash tender offer for all the outstanding shares of common stock of Airgas, Inc. (“Airgas”) not already owned by Air Products, subject to the terms and conditions set forth in the Offer to Purchase dated as of February 11, 2010 (the “Offer to Purchase”).  The purchase price to be paid upon the successful closing of the cash tender offer is $60.00 per share in cash, without interest and less any required withholding tax, subject to the terms and conditions set forth in the Offer to Purchase, as amended. The offer is scheduled to expire at midnight, New York City time, on Friday, June 4, 2010, unless further extended in the manner set forth in the Offer to Purchase.

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The tender offer is being made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, a related letter of transmittal and other offer materials) filed by Air Products with the U.S. Securities and Exchange Commission (“SEC”) on February 11, 2010. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders can obtain free copies of these documents and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov. The Offer to Purchase and related materials may also be obtained for free by contacting the Information Agent for the tender offer, MacKenzie Partners, Inc., at 212-929-5500 or toll-free at 800-322-2885.

In connection with the proposed transaction, Air Products intends to file a proxy statement with the SEC. Any definitive proxy statement will be mailed to shareholders of Airgas. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS
Air Products, Purchaser, and certain of their respective directors and executive officers and the Air Products nominees may be deemed to be participants in the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Air Products’ directors and executive officers in Air Products’ Annual Report on Form 10-K for the year ended September 30, 2009, which was filed with the SEC on November 25, 2009, and its proxy statement for the 2010 Annual Meeting, which was filed with the SEC on December 10, 2009; and of Purchaser’s directors and executive officers in the Offer to Purchase.  Information about the Air Products nominees will be included in the proxy statement Air Products intends to file with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.

FORWARD-LOOKING STATEMENTS
All statements included or incorporated by reference in this communication other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates”, “expects”, “intends”, “plans”, “predicts”, “believes”, “seeks”, “estimates”, “may”, “will”, “should”, “would”, “could”, “potential”, “continue”, “ongoing”, similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition include the possibility that Air Products will not pursue a transaction with Airgas and the risk factors discussed in our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. The forward-looking statements in this release speak only as of the date of this filing. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

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